SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2010

BORGWARNER INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On July 30, 2010, BorgWarner Inc. released its financial results of the quarter ended June 30, 2010.  A copy of BorgWarner Inc.’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference (the “Press Release”).

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal

On July 28, 2010, BorgWarner Inc. appointed Jan Carlson to its board of directors and as a member of the compensation committee of the board.  In connection with the appointment of Mr. Carlson, there were no compensatory or other arrangements made with Mr. Carlson, though he will be entitled to the same directors’ fees as other non-employee directors of the Company.

Item 7.01.  Regulation FD Disclosure

On July 29, 2010, BorgWarner Inc. issued a press release regarding the appointment of Jan Carlson to its board of directors.  A copy of BorgWarner Inc.’s press release regarding the appointment of Mr. Carlson to BorgWarner’s Board of Directors is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

The information provided pursuant to this Item 7.01 and the accompanying Exhibit 99.2 are being furnished under Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are being furnished as part of this Report.

Exhibit Number:

99.1	Press Release regarding earnings issued by BorgWarner Inc. dated July 30, 2010

99.2	Press release regarding the appointment of Jan Carlson to the Board of Directors issued July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: July 30, 2010	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Title: Secretary